Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 2013 (July 2, 2013 as to the effects of the restatement discussed in Note 15) relating to the consolidated financial statements of Rocket Fuel Inc. and subsidiary, appearing in the Rocket Fuel Inc.’s Amendment No. 3 to the Registration Statement (Form S-1 No. 333-190695) filed on September 18, 2013.

/s/ DELOITTE & TOUCHE LLP

San Jose, CA

September 19, 2013